UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
Vestin Realty Mortgage II, Inc.
(Name of registrant as specified in its charter)
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March 3, 2017
Vestin Realty MortgageII Share holder: THIS IS A REMINDER:

The annual shareholder meeting for Vestin Realty Mortgage II, Inc. ("VRM II") will be held on March 9, 2017. On or about January 27, 2017 a notice regarding the availability of proxy material for the shareholder meeting was mailed to you. The notice presents an overview of the proxy material available over the internet and instructions on how to obtain a paper copy. The notice also provided instructions on how to vote, either by internet, telephone or by mail.

We encourage you to access and review all of the important information contained in the proxy materials regarding the proposals to be voted upon at the meeting. If you have not yet reviewed the information,please do so, arid most importantly "VOTE". Your Board of directors has recommended that you vote "For" the proposals detailed in the proxy material.

Thank you for your time in this matter and again, it is important that you "VOTE".

Sincerely,

Vestin Mortgage, LLC Manager

8880 W. Sunset Rd., Suite 200 Las Vegas, Nevada 89148 Office 702 227 0965 + Fax 702227 5247 NASDAQ:VRTB